Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kodiak Sciences Inc. of our report dated April 30, 2018 relating to the financial statements, which appears in Kodiak Sciences Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-227237).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 9, 2018